Exhibit 99.1

Washington Prime Group Announces Results of 2017 Annual Meeting of Shareholders; Board of Directors Declares Quarterly Dividend

COLUMBUS, OH – May 18, 2017 – Common shareholders of Washington Prime Group Inc. (NYSE: WPG) today elected all nominated directors at the Company's Annual Meeting of Shareholders. All directors will serve one-year terms, effective immediately.

J. Taggart (“Tag”) Birge, who has extensive experience in real estate, sales and real estate development, joins the Board of Directors (the “Board”) and fills a vacancy left by Mark S. Ordan who did not stand for re-election. Re-elected to the Board were Chairman Robert J. Laikin; CEO and Director Louis G. Conforti; and Directors John J. Dillon, John F. Levy, Jacquelyn R. Soffer and Sheryl G. von Blucher.

Robert J. Laikin, Chairman stated: “The addition of Tag Birge to Washington Prime Group’s Board brings a fresh perspective that will add to our Board’s already broad experience. Tag brings a breadth of leadership experience and a new, independent perspective on how to maximize the opportunities we see ahead for the Company.”

Washington Prime Group shareholders also approved the following proposals:

●	An amendment to the Amended and Restated Articles of Incorporation (the “Articles”) to confirm majority voting for the election of directors in non-contested elections;
●	An amendment to the Articles to change the voting requirement for our shareholders to amend the Company’s Amended and Restated Bylaws;
●	An amendment to the Articles to increase the number of authorized common shares, par value $0.0001 per share, from three hundred million (300,000,000) to three hundred fifty million (350,000,000);
●	The non-binding advisory vote regarding the compensation of the Company’s named executive officers; and
●	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Mr. Birge has twenty years of healthcare real estate development, leasing and sales experience. He currently serves as president and principal of Cornerstone Companies, Inc., a healthcare real estate development, leasing, property management, consulting and investment company, and has held this position since 2008. Prior to serving in this role, Mr. Birge served from 2004 to 2006 as senior vice president of healthcare at Lauth Property Group, an Indiana based commercial real estate development company. Additionally, in March 2008, Mr. Birge co-founded Birge & Held, a national apartment real estate, private equity and investment firm, and has served as its chief executive officer since 2008. From 1997 to 2004, he practiced real estate law with the law firm of at Bose McKinney & Evans, LLP in its Indianapolis, Indiana office. Mr. Birge graduated cum laude from Indiana University with a Bachelor of Arts in Political Science and holds a Juris Doctorate from the University of Virginia.

For additional biographical information on Board members, see the Washington Prime Group 2017 Proxy Statement available on the investor relations section of the Company’s website.

Separately, the Company’s Board declared a quarterly cash dividend on its common shares and operating partnership units. A cash dividend of $0.25 per common share and operating partnership unit was declared. The dividend is payable on June 15, 2017 to shareholders and operating partnership holders of record on June 1, 2017.

In addition, the Board declared quarterly cash dividends of $0.4688 per Series H preferred share of beneficial interest, $0.4297 per Series I preferred share of beneficial interest, and $0.4563 per Series I-1 preferred unit of Preferred Limited Partnership Interest. Each of the cash dividends on these preferred shares is payable on July 17, 2017 to shareholders and operating partnership holders of record on June 30, 2017.

About Washington Prime Group

Washington Prime Group Inc. is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties. The Company combines a national real estate portfolio with an investment grade balance sheet, leveraging its expertise across the entire shopping center sector to increase cash flow through rigorous management of assets and provide new opportunities to retailers looking for growth throughout the U.S. A trademark application has been filed with the U.S. Patent and Trademark Office for the name “Washington Prime Group” and is currently pending. Learn more at www.washingtonprime.com.

Contacts

Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@washingtonprime.com

Kimberly A. Green, VP, Investor Relations & Corporate Communications, 614.887.5647 or kim.green@washingtonprime.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of Washington Prime Group Inc. (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,”, “confident”, “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); expected gains on debt extinguishment; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; assets that may be subject to impairment charges; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

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